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                                                                 EXHIBIT 10.14

                              SECURITY AGREEMENT


     This Security Agreement ("Agreement") is made as of this 31st day of March, 1995, by A&R MATERIALS, INC., a California corporation ("Debtor"), in favor of ISOSERVE, INC., a Colorado corporation ("Secured Party").

     1. For valuable consideration, and to secure the payment and performance of the obligations hereinafter described, Debtor hereby grants to Secured Party, pursuant to Division 9 of the California Uniform Commercial Code, a security interest in the property described in Schedule "A" attached hereto and
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incorporated herein by this reference (hereinafter collectively referred to as
"Collateral").

     2. This Agreement and the security interest created hereby are given for the purpose of securing payment of the Royalty and the Remaining Balance, as those terms are defined in that certain Asset Purchase Agreement dated as of March 31, 1995, by and between Debtor and Secured Party.

     3. Debtor represents, warrants and agrees that: (a) Debtor has full title to the Collateral; (b) upon perfection, the security interest granted hereunder to Secured Party will constitute a valid and perfected security interest in the Collateral; and (c) Debtor will execute all such financing statements as Secured Party deems necessary to create and perfect a valid security interest in the Collateral.

     4. Secured Party may, at its sole discretion, permit the substitution of any Collateral upon written request of Debtor.

     5. Debtor shall be deemed to be in default hereunder upon notice of default following the occurrence of any one or more of the following events of default: (a) Debtor's failure to pay, within fifteen (15) days after the same shall become due, any obligation secured hereby; (b) the making of any levy, seizure or attachment of or on any of the Collateral; or (c) appointment of a receiver, trustee, custodian or similar officer for all or any part of the Collateral or the affairs of Debtor, or any assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against Debtor.

     6. Upon the occurrence of any event of default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which Secured Party may have under law, all rights and remedies of a secured party under the Uniform Commercial Code.

     7. This Security Agreement expresses the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be altered or amended except with the written consent of Debtor and Secured Party. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Security Agreement shall be governed by and construed in
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accordance with California law.  Any notices required by this Security Agreement shall be deemed to have been duly given, made and received only when delivered against receipt, or five (5) days after mailing if sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Debtor at 4606 Meridian Avenue, Suite K, San Jose, California 95124, or at such other address as Debtor may designate in writing from time to time.

     IN WITNESS WHEREOF, Debtor, intending to be legally bound hereby, has caused this Security Agreement to be executed and delivered as of the date first above written.

                                         "Debtor"

                                         A&R MATERIALS, INC.

                                         By /s/  James E. Alexander
                                            _______________________
                                         Its ______________________

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                                 SCHEDULE "A"

                           DESCRIPTION OF COLLATERAL

     1. All of the assets (other than cash, cash equivalents and receivables) of Debtor's depleted zinc business existing as of March 31, 1995.

     2. All dethyl zinc inventory which, as of March 31, 1995, is in the form of depleted zinc product and tails and which Debtor has acquired from Secured Party as of March 31, 1995 (collectively, the "Feed Stock").

     3. All rights of Debtor to purchase depleted zinc manufactured from any portion or all of the Feed Stock (collectively, the "Purchase Rights").

     4. All of Debtor's rights and interests in, to and under all contracts and agreements (other than the Purchase Rights) to which Secured Party is a party and pursuant to which Secured Party has assigned to Debtor the right to purchase or sell depleted zinc.

     5. All customer lists, customer files, mailing lists, developments, improvements, processes, techniques, methods, trade secrets and confidential information of any nature whatsoever which relate to Secured Party's stable isotope business and which Debtor has acquired from Secured Party as of March 31, 1995.

     6. All correspondence, plans, ledgers, journals, employment records and other books and records, inquiries from customers, manuals, procedures, technical data, rights of copyright and proprietary information, if any, relevant to Secured Party's stable isotope business and acquired by Debtor as of March 31, 1995.

     7. All of Debtor's rights to the name "Isoserve", as well as Debtor's rights, if any, to variations of, or names similar to, the foregoing, and all of Debtor's goodwill, if any, relating to such name.

     8.  All future proceeds of any and all of the foregoing.